Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in AML Communications, Inc.’s previously filed Registration Statements on Form S-3 (Nos. 333-82774 and 333-32488) and on Form S-8 (Nos. 333-5126 and 333-68097) of our report, dated May 6, 2005, for the year ended March 31, 2005, appearing in this Annual Report on Form 10-KSB/A of AML Communications, Inc. for the year ended March 31, 2005.

/s/ Kabani & Company, Inc.

Huntington Beach, California
July 7, 2005